Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Announces September 30, 2018 Assets Under Management

Overland Park, KS, Oct. 10, 2018 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported preliminary assets under management of $79.5 billion for the month ended September 30, 2018, compared to $80.2 billion on August 31, 2018.

Assets Under Management

($ in Millions)

	Preliminary

	Month Ended September 30, 2018
	Retail	Institutional	Total

Beginning assets	$74,935	$5,243	$80,178
Net flows	(463)	(77)	(540)
Market action	(117)	21	(96)
Ending assets	$74,355	$5,187	$79,542

Cautionary Statement

The preliminary information included in this news release reflects management’s estimate based on currently available information.  Estimates are subject to change. Accordingly, you should not place undue reliance upon this preliminary information.

Contacts

Investor Contact:

Nicole Russell, VP, Investor Relations, (913) 236-1880, nrussell@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

About the Company

Through its subsidiaries, Waddell & Reed Financial, Inc. has provided investment management and financial planning services to clients throughout the United States since 1937.  Today, we distribute our investment products through the unaffiliated channel (encompassing broker/dealer, retirement, and registered investment advisors), our broker-dealer channel (through independent financial advisors), and our Institutional channel (including defined benefit plans, pension plans, endowments and subadvisory relationships).  For more information, visit ir.waddell.com.